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                                   EXHIBIT 11

                             TEXFI INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE


                                                      THIRTEEN WEEKS ENDED          TWENTY-SIX WEEKS ENDED
                                                       MAY 2,       May 3,         MAY 2,             May 3,
                                                        1997         1996           1997               1996
                                                    ----------    ----------     -----------       -----------

NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
  Balance at beginning of period .................   8,735,491     8,650,690       8,735,491         8,650,690
  Deferred compensation...........................     106,205        84,801         102,205            84,801
                                                     ---------     ---------       ---------          ---------
  Balance at end of period .......................   8,841,696     8,735,491       8,841,696         8,735,491
                                                     =========     =========       =========         =========

PRIMARY:
  Net income (loss) from continuing operations.... $   506,000   $(  103,000)   $  1,553,000       $   593,000
  Net loss from discontinued operations...........       --       (  871,000)          --          ( 1,151,000)
                                                   -----------   -----------      ----------       -----------
  Net income (loss) applicable to
    stockholders ................................. $   506,000   $(  974,000)   $  1,553,000      $(   558,000)
                                                   ===========   ===========    ============      ============

  Weighted average number of shares outstanding:
    Common stock outstanding for the period
     based on a daily weighted average ...........   8,797,751     8,663,037       8,766,621         8,656,863
    Common stock equivalents - outstanding stock
     options computed on the treasury stock
     method using average market price ...........      46,303        --              75,479             --
                                                   -----------   -----------     ------------        ---------
  Weighted average number of common and common
     equivalent shares outstanding ...............   8,844,054     8,663,037       8,842,100         8,656,863
                                                   ===========   ===========    ============       ===========

  Per share amounts:
    Net income (loss) from continuing operations      $   .06       $   (.01)         $  .18          $    .06
    Net loss from discontinued operations.........       --             (.10)          --                ( .13)
                                                   ----------        -------    ------------        ----------
      Net income (loss)...........................    $   .06       $   (.11)        $   .18          $  ( .07)
                                                   ==========       ========    ============        ==========


FULLY DILUTED:
  Net income (loss) from continuing operations.... $  506,000    $(  103,000)   $  1,553,000       $   593,000
  Net loss from discontinued operations...........       --       (  871,000)          --          ( 1,151,000)
                                                   -----------   -----------      ----------       -----------
  Net income (loss) applicable to
    stockholders ................................. $  506,000   $(   974,000)   $  1,553,000      $(   558,000)
                                                   ===========   ============    ============     =============

Weighted average number of shares outstanding:
Common stock outstanding for the period
     based on a daily weighted average ...........  8,797,751      8,663,037       8,766,621         8,656,863
    Common stock equivalents - outstanding stock
     options computed on the treasury stock
     method using average market price ...........     46,303         --              75,479             --
                                                   -----------   -----------    ------------       ------------
Weighted average number of common and common
     equivalent shares outstanding ...............  8,844,054      8,663,037       8,842,100         8,656,863
                                                   -----------   -----------    ------------       ------------
Increase in common shares assuming conversion
    of the 11-1/4% Convertible Senior Subordinated
    Debentures ..................................     492,049        528,647         510,348           528,647
                                                  ------------   -----------    ------------       -----------
Weighted average number of common and common
    equivalent shares outstanding ...............   9,332,753      9,191,684       9,352,448         9,185,511
                                                  ============   ===========    ============       ===========

Per share amounts:
  Excluding convertible debenture shares:
   Net income (loss) from continuing operations       $   .06       $   (.01)         $  .18          $    .06
   Net loss from discontinued operations.........        --             (.10)           --               ( .13)
                                                  -----------    -----------    ------------       -----------
     Net income (loss)...........................     $   .06       $   (.11)        $   .18          $  ( .07)
                                                  ===========    ===========    ============       ===========
  Including Convertible Debenture Shares:
   Net income (loss) from continuing operations       $   .06       $   (.01)         $  .19          $    .06
   Net loss from discontinued operations.........        --             (.10)           --               ( .13)
                                                  -----------    -----------    ------------       -----------
     Net income (loss)...........................     $   .06       $   (.11)        $   .19          $  ( .07)
                                                  ===========    ===========    ============       ===========

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